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                                                                       Exhibit 5


                  [Letterhead of IKON Office Solutions, Inc.]


                                         March 12, 1998


IKON Office Solutions, Inc.
P.O. Box 834
Valley Forge, Pennsylvania 19482

Ladies and Gentlemen:

          I am General Counsel of IKON Office Solutions, Inc., an Ohio corporation ("IKON"), and have acted as Counsel to IKON in connection with IKON'S shelf registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") of debt securities (the "Debt Securities"), serial preferred stock (the "Preferred Stock"), depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares") and common stock, no par value (the "Common Stock") to be issued from time to time in an aggregate amount not to exceed $500,000,000. In such connection, I have reviewed such documents and made such investigation as I have deemed necessary under the circumstances to render the following opinion.

          On the basis of such review and investigation, it is my opinion that:

          (1) With respect to the Common Stock, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with IKON's Articles of Incorporation, and the Common Stock has been issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable;

          (2) With respect to the Preferred Stock, when the Registration Statement has become effective under the Act, a Certificate of Amendment to the Articles of Incorporation with respect to the Preferred Stock has been filed with the Secretary of State of the State of Ohio, the terms of the Preferred Stock and of their issue and sale have been duly
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established in conformity with IKON's Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon IKON and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over IKON, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable, and any Common Stock issuable upon conversion of the Preferred Stock, when duly issued upon conversion thereof, will be validly issued, fully paid and nonassessable;

          (3) With respect to the Depositary Shares, when the Registration Statement has become effective under the Act, the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, and the Depositary Shares have been duly issued and sold as contemplated in the Registration Statement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and in the Depositary Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (4) With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon IKON and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over IKON, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of IKON, subject to subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and any Common Stock issuable upon conversion of the Debt Securities, when duly issued upon conversion

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thereof, will be validly issued, fully paid and nonassessable.


          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by IKON to effect such registration and the reference to me therein under the heading "Validity of Securities." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                    Sincerely,

                                    /s/ William F. Drake
                                    --------------------
                                       (William F. Drake)

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